UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 29, 2010

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Separation Agreement. As previously reported in the Current Report on Form 8-K filed on February 4, 2010, Stein Mart, Inc. (the “Company”) announced the resignation of William A. Moll as Senior Vice President and General Merchandising Manager of the Company effective February 2, 2010. In connection with that resignation, on February 10, 2010, the Company and Mr. Moll executed a separation agreement (the “Separation Agreement”), a copy of which is attached as Exhibit 10.1. The Separation Agreement, among other things, provides for: (i) salary continuation of $459,500 for one year, (ii) continuation of certain employee benefits for one year, (iii) exercise of currently outstanding stock options on or before May 2, 2010, (iv) forfeiture of all other unvested options, restricted stock and performance shares, and (v) restrictive covenants against competing with the Company for one year.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Separation Agreement, dated February 2, 2010 between Stein Mart, Inc. and William A. Moll.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: February 17, 2010	By:	/s/ David H. Stovall, Jr.
David H. Stovall, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

10.1	Separation Agreement, dated February 2, 2010 between Stein Mart, Inc. and William A. Moll.